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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 --------------

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of Earliest Event Reported):
                                  JULY 24, 1998

                                 --------------


                             DIGITAL RECORDERS, INC.
             (Exact name of registrant as specified in its charter)



           NORTH CAROLINA                             1-13408                            56-1362926
      (State of Incorporation)                 (Commission File No.)                  (I.R.S. Employer
                                                                                     Identification No.)


                           2300 ENGLERT DRIVE, SUITE B
                          DURHAM, NORTH CAROLINA 27713
                    (Address of principal executive offices)



                                 (919) 361-2155
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS

         On June 30, 1998, Digital Recorders, Inc. (the "Registrant") and Lite Vision Corporation, a Taiwan corporation ("Lite Vision"), entered into a share purchase agreement whereby Lite Vision agreed to purchase 400,000 shares of the Registrant's restricted Common Stock for a purchase price of $1,050,000. Lite Vision will also acquire a option to purchase an additional 100,000 shares at $2.4375 per share exercisable for a three year period from the closing date. Lite Vision was granted "piggyback" registration rights on the shares purchased and the option shares which can be purchased commencing three years from the closing date. The closing occurred on July 24, 1998.

         Lite Vision is the developer and owner of certain technology used by the Registrant in its transit display systems. Mr. Joseph Tang, President of Lite Vision, was appointed to the Registrant's Board of Directors at the closing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Not applicable

         (b) Not applicable

         (c) The following exhibits are furnished herewith in accordance with the provisions of Item 601 of Regulation S-B.

                                                                                          Reg. S-K
Exhibit No.                                                                             Description                  Item
-----------                                                                             -----------                  ----
10.27             Share Purchase Agreement between Lite Vision Corporation and               10
                  the Company

10.28             Option Agreement between Lite Vision Corporation and                       10
                  the Company

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DIGITAL RECORDERS, INC.


Date:  August 5, 1998                 By: /s/ David L. Turney
                                          ------------------------------------
                                          David L. Turney
                                          Chairman of the Board, President and
                                          Chief Executive Officer



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                                  EXHIBIT INDEX



Exhibit No.       Description
-----------       -----------

10.27 Share Purchase Agreement between Lite Vision Corporation and the Company


10.28 Option Agreement between Lite Vision Corporation and the Company